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                                                                  EXHIBIT (99)-4



                          CS FIRST BOSTON CORPORATION



                                    CONSENT



     We consent to the inclusion in this registration statement on Form S-4 of our fairness opinion dated May 13, 1996. We also consent to the references to our firm in the description of our opinion in the Prospectus -- Joint Proxy Statement that is part of this registration statement on Form S-4. In giving this consent we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder.



                                          CS FIRST BOSTON CORPORATION



                                          by:       /s/  TODD WARNOCK
                                            ------------------------------------


                                            Name: Todd Warnock


                                            Title: Director